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                                                                    Exhibit 9(d)







                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                                  ARMADA FUNDS

                                       and

                       STATE STREET BANK AND TRUST COMPANY



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                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----


1.   Terms of Appointment; Duties of the Bank..............................  1

2.   Fees and Expenses.....................................................  4

3.   Representations and Warranties of the Bank............................  4

4.   Representations and Warranties of the Fund............................  5

5.   Data Access and Proprietary Information...............................  5

6.   Indemnification.......................................................  7

7.   Standard of Care......................................................  8

8.   Covenants of the Fund and the Bank....................................  9

9.   Termination of Agreement.............................................. 10

10.  Additional Funds...................................................... 10

11.  Assignment............................................................ 11

12.  Amendment............................................................. 11

13.  Massachusetts Law to Apply............................................ 11

14.  Force Majeure......................................................... 11

15.  Consequential Damages................................................. 12

16.  Merger of Agreement................................................... 12

17.  Limitations of Liability of the Trustees
     or Shareholders....................................................... 12

18.  Counterparts.......................................................... 12

19.  Reproduction of Documents............................................. 12






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                      TRANSFER AGENCY AND SERVICE AGREEMENT
                      -------------------------------------

AGREEMENT made as of the 1ST day of March, 1997, by and between Armada Funds, a business trust, having its principal office and place of business at 680 East Swedesford Road, Wayne, Pennsylvania 19087 (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund intends to initially offer shares in Armada series, the Armada Money Market, Fund Institutional, Armada Tax Exempt Fund Institutional, Armada Government Fund Institutional, Armada Treasury Fund Institutional, Armada Equity Fund Institutional, Armada Fixed Income Fund Institutional, Armada Ohio Tax Exempt Fund Institutional, Armada Enhanced Income Fund Institutional, Armada Equity Income Fund Institutional, Armada Total Return Advantage Fund Institutional, Armada Mid Cap Regional Fund Institutional, Armada Treasury Fund Retail, Armada Money Market Fund Retail, Armada Government Fund Retail, Armada Tax Exempt Fund Retail, Armada Equity Fund Retail, Armada Fixed Income Fund Retail, Armada Ohio Tax Exempt Fund Retail, Armada Enhanced Income Fund Retail, Armada Equity Income Fund Retail, Armada Total Return Advantage Fund, Armada Mid Cap Regional Fund Retail, Armada Pennsylvania Tax Exempt Fund Institutional, Armada Pennsylvania Municipal Fund Institutional, Armada Intermediate Government Fund Institutional, GNMA Fund Institutional, Armada Pennsylvania Tax Exempt Fund Retail, Armada Pennsylvania Municipal Fund Retail, Armada Intermediate Government Fund Retail, GNMA Fund Retail, Armada Core Equity Fund Institutional, Armada Equity Index Fund Institutional, Armada Foreign Equity Fund Institutional, Armada Small Cap Growth Fund Institutional, Armada Inflation Protected Securities Fund Institutional, Armada Core Equity Fund Retail, Armada Equity Index Fund Retail, Armada Foreign Equity Fund Retail, Armada Small Cap Growth Fund Retail and Armada Inflation Protected Securities Fund Retail (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 10, being herein referred to as a "Portfolio", and collectively as the "Portfolios");

WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Bank as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Terms of Appointment; Duties of the Bank
         ----------------------------------------

1.1 Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the

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         Portfolios, hereby employs and appoints the Bank to act as, and the
         Bank agrees to act as its transfer agent for the Fund's authorized and issued shares of its beneficial interest, $ par value, ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

1.2      The Bank agrees that it will perform the following services:

              (a) In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Bank, the Bank shall:

                  (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Declaration of Trust of the Fund (the "Custodian") and make proper remittance of any sales load received by it to the persons entitled to the same and instructed by the Fund's distributor;

                  (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account in the event any check or other order for the transfer of money is returned unpaid, take such steps as it may deem appropriate or the Fund may instruct to protect the Fund and the Bank of financial loss;

                  (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

                  (iv)     In respect to the transactions in items (1), (ii) and
                           (iii) above, the Bank shall execute transactions directly with broker-dealers authorized by the Fund who shall thereby be deemed to be acting on behalf of the Fund;

                  (v) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders, their prospectus or the Fund;

                  (vi) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

                  (vii) Prepare and transmit payments (or where appropriate credit a Shareholder account) for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

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                  (viii)   Issue replacement certificates for those certificates
                           alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and the Fund, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                  (ix) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

                  (x) Record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Bank shall also provide the Fund on a regular basis with the total number of shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund; and


                  (xi) Perform any such other services for the Fund as are described in Schedule A, attached herewith.

              (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall:
                  (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, responding to shareholder telephone calls and Shareholder correspondence, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

              (c) In addition, the Fund shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Fund's blue sky State registration status is solely limited to the initial

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                  establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

              (d) Procedures as to who shall provide certain of these services in Section 1 may be established from time to time by agreement between the Fund on behalf of each Portfolio and the Bank per the attached service responsibility schedule. The Bank may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.

              (e) The Bank shall provide additional services on behalf of the
                  Fund (i.e., escheatment services) which may be agreed upon in writing between the Fund and the Bank.

2.       Fees and Expenses
         -----------------

2.1 For the performance by the Bank pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of- pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

2.2 In addition to the fee paid under Section 2.1 above, the Fund agrees on behalf of each of the Portfolios to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

2.3 The Fund agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses within thirty days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

3.       Representations and Warranties of the Bank
         ------------------------------------------

The Bank represents and warrants to the Fund that:

3.1 It is a trust company daily organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

3.2 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

3.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

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3.4      All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.       Representations and Warranties of the Fund
         ------------------------------------------

The Fund represents and warrants to the Bank that:

4.1 It is a business trust duly organized and existing and in good standing under the laws of Massachusetts.

4.2 It is empowered under applicable laws and by its Declaration of Trust and Code of Regulations to enter into and perform this Agreement.

4.3 All corporate proceedings required by said Declaration of Trust and Code of Regulations have been taken to authorize it to enter into and perform this Agreement.

4.4 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

4.5 A registration statement under the Securities Act of 1933, as amended on behalf of each of the Portfolios is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

5.       Data Access and Proprietary Information
         ---------------------------------------

5.1 The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Bank as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Bank or other third party. It is understood that Customer Data, which includes data provided to the Bank by or on behalf of the Fund or records belonging to the Fund pursuant to Section 31 of the Investment Company Act of 1940, as amended (and the rules hereunder), will not be deemed to be Data Access Services or Proprietary Information but rather, will be deemed to be the property of the Fund. The Fund agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

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              (a) to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank's applicable user documentation;

              (b) to refrain from copying or duplicating in any way the
                  Proprietary Information;

              (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Bank's instructions;

              (d) to refrain from causing or allowing the data acquired
                  hereunder from being retransmitted to any other computer facility or other location;

              (e) that the Fund shall have access only to those authorized transactions agreed upon by the parties;

              (f) to honor all reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 5. The obligations of this Section shall survive any earlier termination of this Agreement.

5.2 If the Fund notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall endeavor in a timely manner to correct such failure. Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof provided that the Bank will comply with all reasonable requests for assistance from the Fund in resolving any claim or other discrepancy the Fund may have with such third-party organizations. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS (PROVIDED THAT THE BANK SHALL CONTINUE TO BE RESPONSIBLE FOR ANY DELAY IN OR OTHER FAILURE OF PERFORMANCE THAT ARISES AS A RESULT OF A MATTER REASONABLY WITHIN THE BANK'S CONTROL). THE BANK EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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5.3      If the transactions available to the Fund include the ability to originate electronic instructions to the Bank in order to (1) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information (such transactions constituting a "COEFI"), then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

6.       Indemnification
         ---------------

6.1 The Bank shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

         (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

         (b) The Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

         (c) The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

         (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

         (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

         (f) The negotiations and processing of checks made payable to prospective or existing Shareholders tendered to the Bank for the purchase of Shares, such checks are commonly known is "third party checks."

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6.2      At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel (provided such counsel is reasonably satisfactory to the Fund). The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co- transfer agent or co-registrar.

6.3 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

6.4 In order that the indemnification provisions contained in this Section 6 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Bank, the Bank shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify the Bank except with the Fund's prior written consent.

7.       Standard of Care
         ----------------

         The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

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8.       Covenants of the Fund and the Bank
         ----------------------------------

8.1 The Fund shall on behalf of each of the Portfolios promptly furnish to the Bank the following:

         (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

         (b) A copy of the Declaration of Trust and Code of Regulations of the Fund and all amendments thereto.

         (c) Copies of each vote of the Board of Trustees of the Fund designating authorized persons to give instructions to the Bank.

8.2 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

8.3 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable as required by applicable laws, rules and regulations. To the extent required by
         Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request. Additionally, the Bank will make reasonably available to the Fund and its authorized representatives records maintained by the Bank pursuant to the Agreement for reasonable inspection, use and audit, and will take reasonable actions to assist the Fund's independent accountants in rendering their opinions.

8.4 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, and except after prior notification and the written consent of the non-disclosing party.

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


8.5 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person provided, however, that in connection with such disclosure, the Bank shall promptly notify the Fund that such disclosure has been made or is to be made.

9.       Termination of Agreement
         ------------------------

9.1 This Agreement may be terminated by either party upon sixty (60) days written notice to the other and may be terminated immediately by the Fund should the Bank cease to be qualified to act as the Fund's transfer agent pursuant to applicable law.

9.2 Should either party terminate this Agreement the Bank agrees to surrender promptly and without charge (except as described in this Paragraph 9.2) upon the Fund's demand all books, records and files maintained pursuant to this Agreement. Should the Fund exercise its right to terminate because of the Bank's failure to materially perform its obligations under this Agreement or because of errors caused by its negligence, bad faith or willful misconduct as contemplated in Paragraph 7 of this Agreement, all out-of-pocket expenses associated with the movement of records and material will be borne by the Bank on behalf of the applicable Portfolio(s). In all other instances in which the Fund may terminate this Agreement, expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s), and the Bank reserves the right to charge for any other reasonable out-of-pocket expenses associated with such termination.

10.      Additional Funds
         ----------------

         In the event that the Fund establishes one or more series of Shares in addition to the Armada Money Market Fund Institutional, Armada Tax Exempt Fund Institutional, Armada Government Fund Institutional, Armada Treasury Fund Institutional, Armada Equity Fund Institutional, Armada Fixed Income Fund Institutional, Armada Ohio Tax Exempt Fund Institutional, Armada Enhanced Income Fund Institutional, Armada Equity Income Fund Institutional, Armada Total Return Advantage Fund Institutional, Armada Mid Cap Regional Fund Institutional, Armada Treasury Fund Retail, Armada Money Market Fund Retail, Armada Government Fund Retail, Armada Tax Exempt Fund Retail, Armada Equity Fund Retail, Armada Fixed Income Fund Retail, Armada Ohio Tax Exempt Fund Retail, Armada Enhanced Income Fund Retail, Armada Equity Income Fund Retail, Armada Total Advantage Fund, Armada Mid Cap Regional Fund Retail, Armada Pennsylvania Tax Exempt Fund Institutional, Armada Pennsylvania Municipal Fund Institutional, Armada Intermediate Government Fund Institutional, GNMA Fund Institutional, Armada Pennsylvania Tax Exempt Fund Retail, Armada Pennsylvania Municipal Fund Retail, Armada Intermediate Government Fund Retail, GNMA Fund

         Retail, Armada Core Equity Fund Institutional, Armada Equity Index Fund Institutional, Armada Foreign Equity Fund Institutional, Armada Small Cap Growth Fund Institutional, Armada Inflation Protected Securities Fund Institutional, Armada Core Equity Fund Retail, Armada Equity Index Fund Retail, Armada Foreign Equity Fund Retail, Armada Small Cap Growth Fund Retail and Armada Inflation Protected Securities Fund Retail with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

11.      Assignment
         ----------

11.1 Except as provided in Section 11.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

11.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

11.3 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(2)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to
         Section 17A(c)(2) or (iii) a BFDS affiliate duly registered as a transfer agent pursuant to section 17-A(c)(1); provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

12.      Amendment
         ---------

         This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Fund.

13.      Massachusetts Law to Apply

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

14.      Force Majeure
         -------------

         In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

15.      Consequential Damages
         ---------------------

         Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

16.      Merger of Agreement
         -------------------

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17.      Limitations of Liability of the Trustees and Shareholders
         ---------------------------------------------------------

         A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.

18.      Counterparts
         ------------

         This Agreement may be executed by the parties hereto oil any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

19.      Reproduction of Documents
         -------------------------

         This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                  ARMADA FUNDS


                                  BY: /s/ Robert D. Neary
                                     ----------------------------------
                                      PRESIDENT


ATTEST:

/s/ Carole L. Kozlowski
-----------------------------


                                  STATE STREET BANK AND TRUST COMPANY


                                  BY: /s/ [Illegible]
                                     ----------------------------------
                                      Executive Vice President


ATTEST:

/s/ S. Cen
----------------------------

                        STATE STREET BANK & TRUST COMPANY
                         FUND SERVICE RESPONSIBILITIES*


Service Performed                                          Responsibility
-----------------                                          --------------
                                                           Bank         Fund
                                                           ----         ----

1.       Receives orders for the purchase
         of Shares.

2.       Issue Shares and hold Shares in
         Shareholders accounts.

3.       Receive redemption requests.

4.       Effect transactions 1-3 above
         directly with broker-dealers.

5.       Pay over monies to redeeming
         Shareholders.

6.       Effect transfers of Shares.

7.       Prepare and transmit dividends
         and distributions.

8.       Issue Replacement Certificates.

9.       Reporting of abandoned property.

10.      Maintain records of account.

11.      Maintain and keep a current and
         accurate control book for each
         issue of securities.

12.      Mail proxies.

13.      Mail Shareholder reports.

14.      Mail prospectuses to current
         Shareholders.

15.      Withhold taxes on U.S. resident
         and non-resident alien accounts.

Service Performed                                         Responsibility
-----------------                                         --------------
                                                          Bank       Fund
                                                          ----       ----

16.      Prepare and file U.S. Treasury
         Department forms.

17.      Prepare and mail account and
         confirmation statements for
         Shareholders.

18.      Provide Shareholder account
         information.

19.      Blue sky reporting.

*        Such services are more fully described in Section 1.2 (a),
         (b) and (c) of the Agreement.


                                  ARMADA FUNDS


                                  BY: /s/ Robert D. Neary
                                     -------------------------------------
                                     PRESIDENT


ATTEST:

/s/ Carole L. Kozlowski
-----------------------------


                                  STATE STREET BANK AND TRUST COMPANY


                                  BY: /s/ [Illegible]
                                     -------------------------------------
                                     Executive Vice President

ATTEST:

/s/ S. Cern
----------------------------


                                      -15-